Exhibit 99.1

Family Office Association Podcast: Interview with HotelPlanner Co-Founder & CEO Tim Hentschel - Full Transcript

Episode: “From Start Up to Going Public. Here’s How I Did It!”

Release Date: January 3, 2022

Link: https://www.youtube.com/watch?v=mVDEWc5yk6Y

Full Transcript:

Angelo Robles: Welcome everyone! I’m Angelo Robles, host of the Angelo Robles podcast and we’re family office on YouTube. I’m also the founder of the Family Office Association. Today, we’re really excited to have on an amazing entrepreneur doing amazing things and soon to be going public. So it really is tremendous insights into the mindset of an entrepreneur in building and expanding a great company. So we’re calling it the mindset of an entrepreneur. It features Tim Hentschel. Tim is the co-Founder and CEO of HotelPlanner and Meetings.com, the world largest online group travel provider. Tim, welcome to the show.

Tim Hentschel: Hi Angelo. Thank you for having me.

Angelo: It’s great. I’m really honored. I’ve been a big fan of what you have been doing for years and to actually talk and learn from the man himself is really going to be great for me and my audience. Like I always try to say from my style, I guess you could say is, I just want to be curious. I’m interested in people that I talk to and want to learn from them not only to grow and expand what I do, but hopefully it’s great information for people who listen. I’ve given a couple of speeches at colleges in Connecticut and New England and more and more younger people are following our platform and channel and by far, the most common approach from someone approaching me from a youthful or college perspective who wants to be an entrepreneur. Sometimes I try to talk them out of it. It’s a hell of a road. Haha. But that’s a little bit of a test because if they don’t listen to me, they’re probably going to be a good entrepreneur at the end of the day. So on that note, perfectly queuing up, why don’t we get right to it. What in your mind prepares someone to be an entrepreneur?

Tim: I don’t really believe you can be truly prepared. It’s a small group of people as you know that end up taking on the mantel of entrepreneur. There’s just such a high level of fail rate in our industry. I think that keeps a lot of people from giving it a try. But of course, if you make it, you’re in an exclusive group and it’s one of the most important things you can do because you create jobs and livelihoods for people.

Angelo: That’s a great perspective. You’re effectively supporting communities and sometimes as you grow, as you have, even more than just local, national or international, that supports families, family units, giving back like you’ve done with philanthropy and many others. And by the way, by no means you’re a better person by being a successful entrepreneur. That has nothing to do with it. You may be a lousy person or a bad entrepreneur and be an amazing person. Like I said, only partially joking, I would say for most people, there’s nothing wrong with being an important person inside a company. You’re probably on average going to be more successful than an entrepreneur for the reasons you noted. Most will spend and earn money and not necessarily be profitable or be profitable, but they could have saved money and had a different perspective with a company that may have made them more financially successful. So in no way, is being an entrepreneur better in terms of person or potentially even from a financial perspective. That being said, back to that question. Do you think there is something we’re born with a specific something inside us or it’s more to do with our environment, whether it’s mentors, parents and others around us and it’s a learned skill.

Tim: The nature vs. nurture debate. We could have that debate for years. I’m not going to go down the route of DNA because I know very little to nothing about that. I’m not a scientist. I would go down the route of nurture then. It’s gotta be something that carves us through our lived experience. I think the fact that my parents were both entrepreneurs, that definitely helped. It gives you confidence in seeing other people live that type of lifestyle of working 24/7 and not being able to take weekends or vacations, that you’re always available because your company is always on, so you always have to be on. I think that made a big impact on me being able to see what the life of an entrepreneur was so that I didn’t get early onset burnout from the tremendous hours and all the stress that comes along with the highs and lows of being an entrepreneur.

Angelo: Yeah, from my experience too I would say it’s less internal nature with your genetic set, but more something you develop and have a passion for and have an obsession with. That’s a word I do like to use, relative to ‘how do I learn this?’ and ‘how do I get better at this?’ If you grew up with a family where you saw that, now that may discourage some people for the reasons I said earlier. Look at this early life of an entrepreneur, 24/7, stress, often stain on marriages. But then that may be good from that person’s perspective to see that. What I will say from experiences that I have is that if you have parents or other loved ones who were entrepreneurs especially who saw the early aspects of it, you may not only yearn for that, but you may say ‘I’m going to do this better.’ And you have the insight to possibly do that. I would agree that’s a lesson to be learned. Maybe that person can become a “better entrepreneur.” Related to all that, and I speak about this frequently, including at colleges, unfortunately a lot of people stifle younger people in their teens or early 20s. “Oh, you don’t want to do that. You don’t want to be a creative. You don’t want to do this. There’s no money in it. The odds of you being successful are blah, blah, blah.” And people are pounded out of that creativity and sense that they can do anything. You could argue that might be a good thing and you’re opening them up to reality, but how many amazing people that if they listened to people who stifled them, we would not know of them today and would have not impacted so many different lives. I’m going to say that it all comes back to parents and potentially teachers and those around us. Were you encouraged as a younger person or were you stifled and overcame that anyway?

Tim: I really don’t remember one or the other. I don’t believe that anybody could have given me enough encouragement to take on entrepreneurship or could’ve discouraged me from taking on entrepreneurship. I do believe that comes from within. Just like if you have a drive to be a great artist, quarterback for professional NFL team, you have that drive and nothing anybody tells you is going to stop you from pursuing that dream. That’s where I sat on that. I always wanted to be an entrepreneur and it’s definitely something that I take extremely seriously. Like I said before, it takes sacrifice. When other kids were going out, late night having fun, that wasn’t something that I was in to. Even today, it’s mainly just about work and family and what you do as you build, and the company becomes bigger and bigger and bigger, more livelihoods depend on you. There’s more responsibility. Distractions fall to the wayside. It just becomes the life you live and breath every day non-stop. If somebody has that kind of obsession, then that internal drive will get them to where they need to go. Outside forces just becomes noise. Does that make sense?

Angelo: It makes a lot of sense. I like that last comment about outside forces just being noise and knowing how to be focused on your goals and all that. Certainly becomes very important. You went to an Ivy League school. You went to Cornell. I wish that I had the intelligence to be able to do that. I think there is value, wonderful professors, getting away from home, I’m sure you can get that independence at any college but for me, you’re getting the power of that network, your peers, your alumni and how that can inspire you and give you a network that is valuable. That being said, and I always get hate mail whenever I say that, but it’s a fair question and I’m going to ask it of you. Do the Ivys and the other great schools, do they pick winners or do they create them? I’m going to skew toward picking winners because they’re hard school to get into. So in theory, they’re getting the top 1-3% from the intellectual perspective, and then the power of the alumni will help propel them, but I’m not going say too much that they are creating winners. I could be wrong. I’m wrong more than half the time. What’s your answer to that question.

Tim: It’s a good question. I think there was a study done over a decade ago, so I don’t know what the most recent numbers are, as far as number of CEOs, there wasn’t any statistical difference between CEOs who came from an Ivy League or came from a state school or some other kind of university. I have taken note that Ivy League do turn out some very high-powered individuals. When you look at the number of Presidents that we’ve had that are Ivy League graduates, the number of Supreme Court judges who are Ivy League graduates, that’s where they do dominate the numbers. It’s interesting that they dominate in the political and great authors, and a lot of those high arts fields, but then not so much in business. Goes to show that, to your point, meritocracy, that dominates the business world much more than pedigree, so meritocracy dominates business. I think that’s why you don’t see a statistical difference there as much. Because I don’t think that anybody does business with us because I graduated from an Ivy League. The product we put out is what people see. Until you mentioned it, I don’t think anybody would have ever known and it’s not something I typically talk about. I’m very excited about the work I do with Cornell. I put a scholarship together for them that is going to help foster kids and kids that are adopted go to Cornell for free. I’ve been on their Entrepreneurship Board for over a decade and that helps nurture entrepreneurs at Cornell. And I’ve also been awarded their Innovator of the Year Award in 2018. I believe the school has given me quite a lot and I also believe I’ve given back to the school a lot on that. That just comes to your community. I think you can get that from any school that you feel a connection to and you want to give back to because you feel like you took a lot from the education you were given and you want to give other people that gift. It goes back to what we were talking about before. Entrepreneurship is about helping your community, whether you’re a restaurant owner employing people, or whether you own a gym, whether you own a national or a global company and then you have the ability to go public like we are. And when you do get that ability to go public, that takes it to a whole other level of community because it’s multi-generational. That’s why we’re going public, so the company goes on beyond us. I think when JP Morgan started his bank back in 1800s, did he ever imagine that JP Morgan Chase would have 240,000 employees worldwide? They’re providing 240,000...so if I think of HotelPlanner and where it goes in 150 years, we could be employing that number of people out in the future. I will be long gone by then, but to think that I left a legacy like that is something impressive. That drives me quite a bit. I think that’s one of the things entrepreneurship can provide. It’s livelihoods, not just for the time you’re on this planet but it’s livelihoods well into the future. That’s the kind of sense of community that we can harness and create and then grow and mature on such a huge scale.

Angelo: If there anything looking back, and in some ways it’s an unfair question because no one is going to look back 20 years ago and remember sitting in a classroom at Cornell or any school. That really stuck in my head. Basically, what’s the most important entrepreneurial lesson you learned at Cornell. I guess I’ll give you a little cheat. Among the most common answers I hear after some pontification is some variance of ‘learning how to think for myself’ and ‘how to form decisions.’ I use the poker example: decisions with limited information and we need to adapt as we go along and new information comes along and there is an element of luck and chance that plays into it. But again, I don’t want to answer that question for you. For you, what’s the most important entrepreneurial lesson you learned at Cornell?

Tim: As a body of work, going to school, also being a student athlete, having a job. I was a night auditor at a Best Western. I was a teaching assistant for microcomputing. That was all about time management which is important for entrepreneurship. I also belonged to a prestigious literary society called Alpha Delta Phi. We had a charitable event every year called Victory Club. It was founded to raise money to raise money for war bonds for the war effort in WWI and did it through WWII as well. And I was lucky to be chairman of that charitable event and we raised money for the local fire department. It was a black tie event. I do a similar one now that I just did for our company down in South Beach that raised money for St. Jude’s. So it’s funny that I started that sense of giving through putting on big events all that way back to university at an event that had been going on for literally 90 years, and I got to be part of that history. What was interesting about it is that my employee force was all members of the society that were volunteers. If you can motivate volunteer workforce to do an amazing job and be there on time and get everything done perfectly, especially considering very short training window, then that’s a good experience for what entrepreneurship is like because it’s easier to motivate people when there is a paycheck at the other end. Motivating volunteers, hiring people who have done community service and managed volunteers is a great thing. Hiring veterans, along those lines, is a great thing too. Obviously, their leaders are motivating members of the military that don’t necessarily get their paycheck directly from their leader. That’s a different level of motivation that has to do with charisma, a shared vision, and that can outlast the paycheck. As soon as the job market gets hot, they can obviously get a paycheck from anywhere. We take a lot of pride at HotelPlanner in having very low employee turnover and having high ratings from employees about our work environment. I’ve taken a lot of that from the time I spent with the literary society at Cornell.

Angelo: That’s an excellent lesson learned for you. I go back to how we ended that last question. Broadly to you, what does it mean and how important is the ability to learn to think for yourself?

Tim: Most important. It’s funny that there was just a stat that said Fox News viewers are most likely to believe that Covid conspiracy theories. I was thinking ‘yeah, that sounds like a pretty negative headline.’ But it also means that Fox News viewers are the most likely to ask a lot of questions, right? Because they are obviously like “I don’t trust this. I’m going to do some research.: They went down a bad rabbit hole and came up with some bad information, but they did ask questions and there is something to be said for that, if you look at it that way. So if I were to think about all of the things that you have to do on a daily basis to be a successful entrepreneur, one of the first things you have to do is ask a lot of questions. You might get a lot of wrong answers 49 out of 50 times, but if you get to that 50th time and it’s the right answer and it’s a billion dollar idea, then it’s well worth it.

Angelo: for sure. For sure. I like your comment about learning how to fine tune and ask the right questions, and don’t assume you have all the answers. You might have had the right answer a year ago, again, the poker example where conditions around you are changing. It’s not math. 2+2=4. That’s never going to change. It doesn’t work like that in the real world, I guess you could say my experiences. So you founded HotelPlanner in what year by the way?

Tim: 2004.

Angelo: 2004. What need did you identify that you were looking to serve?

Tim: We saw group hotel bookings were not available online. There were sites that were doing one booking at a time very well, but any time you got into multiple bookings, it was a black area on the internet. We wanted to solve that problem and that’s something that we’ve always done as a company. When we look at travel tech, we look at which problems need high touch and high automation. And that’s typically where we go. Me having a hospitality background. My specialty is the high touch side of it, and of course co-founder and CIO John Prince, who was top of his class in computer science from Northeastern. He was an IBM senior engineer before joining HotelPlanner. He comes at it from the automation and tech side. Our two skill sets merge pretty perfectly so that we can tackle some of these tougher problems that other companies don’t like to touch. Right now, we’ve currently done our 5th iteration of our tech. HotelPlanner 5.0. We started the first of its kind gig economy travel reservation platform. This means that anyone can join the company, and if they have a lot of talking about travel and their city, they just have to put on a headset. We allow them to accept calls and we use AI to transfer customers specifically looking to go to a destination that these gig economy travel reservationists are familiar with. So it’s an instant rapport. That’s bringing that high automation with high touch. When you do it successfully, it’s perfect. It’s exactly what people want.

Angelo: I remember from back in the day in the 80s and 90s when you’re launching a business, especially if you’re looking to raise capital and find investors, you develop effectively a deck, a business plan and yet it might have been this thick. In your era, in early 2000s that probably adjusted somewhat, but I’ve noticed in the last couple of years, basically the decks are 10-15 slide powerpoints. A huge improvement I might add, but from your perspective as an entrepreneur looking to create what you created launched in 2004 vs. making investments in private companies now, or sitting on entrepreneurial panels now at Cornell, judging and all that. Have you seen the business plans go from 300 pages in my day, a little exaggeration of course vs. more concise now?

Tim: I actually think that the decks have gotten longer.

Angelo: Who are the entrepreneurs that you’re meeting with? Haha.

Tim: Yeah, the decks in the SPAC market, we were one of the shorter ones, but I agree with you that you should be able to say what you need to say within 20 – 25 slides. If it’s more than that, then it’s time to focus your vision down more so you can get it across more proficiently and not take as much time of your viewer because your viewer is extremely busy, especially any kind of investor who sees hundreds of those within a week. I think that’s respectful to investors to sharpen your vision and really say what you do that really makes you different. I think our deck comes across that way. I’ve seen some decks that are massive, 60-80 slides.

Angelo: Haha. If you don’t mind me asking, going back to 2004, basically, how much did it cost for you to launch what you’re doing? Depending on how you did it as an online intermediary business, you might have been able to do that relatively cost efficiently. Rather than continue to pontificate, let me ask you, how much did it cost to launch?

Tim: We did it on a tight budget. We’ve always been bootstrapped and that’s where we come from. Sole customer service rep when we launched, you’re looking at him. Sole engineer was John Prince and it was truly a two-man garage band back in 2004. We emptied out our savings accounts, we maxed our credit cards and then we raised a little bit of friends and family round, but all the money put in a big pile amounted to only six figures, nothing like the 7 and 8 figures or 9 figures that companies in the tech space raise today. That’s why we were lucky enough not to do an A, B, C, D, E round of funding from VCs or private equity banks. Very lucky. Exactly, when you look at this three way merger we’re doing right now to go public, the company that we’re merging with, Reservations.com, has the same founder profile as us, one entrepreneur and one engineer, Yatin Patel and Mahesh Chaddah. They are also bootstrapped, so when we go public, the 4 entrepreneurs together will own 70% of our stock. So that’s a unique story in technology companies going public right now and it’s something that we’re very proud of. That’s why I bring it up right now because anyone who is watching this, send it to a friend who is an entrepreneur right now who is thinking about taking VC or PE money. And say “look, you’re going to get diluted. It’s not going to be your company for that long, don’t go down that path.’ And their response is always ‘that’s the only way you can make it in technology.’ And travel technology specifically on top of that because it’s a very crowded space. But you can send them our story because we’re an example of how you can do it. One of the things I always say is that when you think about taking that money early on, it’s hard to put in perspective that you won’t make huge revenues in the first 3 to 4 years. So what seems like a lot of money at that time becomes small money into the future and then you wished you had the equity back, but equity that’s given up is almost impossible to get back. If you can ever raise money from the debt side, and people get nervous about debt. The debt side, as long as you don’t go overboard with it, helps you to finance growth without giving up very valuable equity.

Angelo: very good points. I think sometimes people are too eager to give up equity and if they gain success, it may come back to bite them. Some may argue that there wouldn’t be success without, let’s call it an angel or VC, that might be right? So it makes entrepreneurship both so exciting, thrilling, and so difficult. There is no perfect answer. They’re all snowflakes, they’re all different. Going back a little bit on that question on your early days and the business plan that led into your launch, how different, if really at all, heading into year 2 did HotelPlanner look vs. your original vision?

Tim: It looked a lot different when it was just two people, that’s for sure. Mentors had told me this. You hit a wall when you get to 20 people too. 20 people you’re a nice tight family. To expand past that takes it to another level where you have to start integrate some mid-management and that’s not always possible for a lot of entrepreneurs. Once you hit 20 employees, you create that family, it does create a really nice lifestyle business for people. They generally don’t want to go past that. They like knowing everything about their employees and what they’re up to on weekend and everything else. So it’s very tight like I said, like a really tight family. I believe we’ve done our best to keep, as we’ve expanded, passed over 100 employees, we’ve done our best to keep that same grassroots family atmosphere but allow the company to grow past that initial hurdle of getting passed 20 employees. Now, one of the big steps we’ve made too is international offices. We started in California. We moved our headquarters to Palm Beach, Florida which has been great for us. It’s a booming area. The southeast Florida area, everything from Miami to Palm Beach and Jupiter is just buzzing right now. We’re very happy with that move. Complimented that with a London office, a Las Vegas office, Amsterdam office, here I am in Singapore right now as we grow Asia. Along those lines, being able to not only put in some mid management to help grow, but also be able to delegate any entrepreneur to create a revenue stream and then knows how to do it and can train somebody else to do it just as good if not better, and can delegate, that allows for faster growth as well. All of those things changed the look and feel of the company. If you saw the early days, even just the web page from the early days, you wouldn’t recognize it. To be fair, I think there is a site called WayBackMachine, have you ever been there? Google it. WayBackMachine. It actually has archived every single site that’s ever been on the internet and it archives them...they’re very busy sites. I think it archives it monthly, less trafficked sites get archived yearly. So I think you can get to the first iteration of HotelPlanner and laugh at it.

Angelo: It’s like looking at our hairdos from 20 or 30 years ago. Whatever hair that I had left. I wish I could go back 20 or 30 years on that. Actually, speaking of hindsight being 20/20, looking back now, what would you have done differently back in the early days?

Tim: There was nothing that I would’ve done differently. It actually worked out quite nicely for me and the entire experience that I’ve had from the start of this business to today. You could call it luck, call it being very focused and not making a wrong step. I’m happy where we were, where we’ve been, think about the stories I’ve already told. I started in California, it’s a great place, then had a chance to move to another great place, Palm Beach FL. Then got the chance to open a London office, and now I’m in Singapore, another beautiful great city in the world that’s booming right now, expanding Asia. And now next iteration is moving back to London to split my time between headquarters and our London office while we go public on the NASDAQ. I can’t think of anything better than to be sitting right there at Heathrow and doing the triangle from Heathrow to JFK to MIA back to Heathrow and go in that circle. That’s not a bad place to be in the world, ya know?

Angelo: Not at all. Now I know you effectively answered it earlier, but for those students at Cornell and other colleges who may end up watching this, talk a little bit again about early on you started with you and a partner and some family and friends, what was used to be called the old MCI plan back in the day, that will go over the head of anyone younger than 35. Haha. Talk a little bit about how there is value in bootstrapping, don’t be so quick to dilute your ownership at a low valuation and that goes into other rounds with potential angels and VCs, and again, sometimes that might be the right call, but if you could maybe you could give a warning, not sure if that’s the right word, but don’t think you need to have the comfort level of a lot of cash to start a company. You need to know what it’s like to eat Ramen noodles the first year. You need to know what it’s like to mitigate expenses and also to grow. Why don’t I hear from you, your words of advice to young entrepreneurs, don’t be so quick to give away your shares for lack of a better word.’

Tim: The two stages in life that you have where you have the biggest window to be an entrepreneur are your early 20s and your mid fifties. Basically, before kids or after kids are out of the house. That allows you to free up your time and you have less risk at that point, right? Because you’re not supporting other people with your income. Those are your two windows. To go back to the VC and PE, a lot of people in their early 20s don’t realize what a valuable window that is. They’re quick to sell their time basically for free but taking on cash that doesn’t go into their personal bank account. It goes into the bank account of the company to grow the company but with more money they take, they own less and less of the company, which of course, accelerates the growth of the company but at what cost to that company no longer being yours, and your essentially, the more you dilute yourself, the more you’re working for free. That’s the way they’re not looking at it. That’s not to say, hey, if you want to be a serial entrepreneur, ok, if I bootstrap this, it can take me 10-15 years to get to scale. If I raise multiple rounds of funding, I’ll get to scale at maybe half that time, 6-7 years. If all I’m doing to accelerate that growth is giving up my time in exchange for that, that’s something everybody had to way. It just means that you have to think that your entrepreneurship windows are smaller than people think because assuming you want to have a family and kids, that’s going to put stress on trying to get into the start up lifestyle and be effective at that. It’s 24/7 at every stage on it. The stresses around a start up in entrepreneurship is a whole other realm of time commitment that’s hard to describe. You have to live through it like you said, you have to eat Ramen noodles and be your own customer service answering the phone 24/7 around the clock. Is that that different than my schedule right now where I wake up at 7am and then I’m doing investor calls until 2am, 3am, no, but at least I’m getting that 4 or 5 hours of sleep in there somewhere. The company can sustain itself without me. Literally in those early days, the phone rings you’re answering it regardless of what time it is.

Angelo: I understand that. Actually going again back to those early days, you did mention this, maybe you can expand a little more, what positions were some of your early hires and this goes to the fact of sometimes entrepreneurs when they’re very early and small, they try to do everything and be great at everything. There’s people you can hire and help you grow, but they may be better than you at many different things, but you’re the one that started the company, you’re the entrepreneur, you’re the Richard Branson, but you’re telling me that Richard Branson didn’t hire COOs and CFOs that were better than that than he could ever be?

Tim: Absolutely. That’s definitely another advice for entrepreneurs is don’t be afraid to hire people who are smarter than you and better than you because that’s the only way you can really grow. I think one of our key hires at HotelPlanner in the early days was Bruce Rosenberg who was executive vice president for e-commerce for Hilton Corp for 15 years. When we got the opportunity to get him to work for HotelPlanner and become our COO, that was a huge building block for us. Then from there, we added talent like Joe Groglio who is our CFO, he was the CFO of Hertz and took Hertz public. We have Bas Lemmens who’s our President of EMEA and he was a co-founder of Booking.com. Tim Gunstone who is our MD or the UK who was an entrepreneur who started EyeForTravel which is a major travel tech conference and research company. We continue to look for that kind of talent. We have the opportunity now as a [pending] public company to put together a very talent Board. On our [pending] Board, we have Dylan Ratigan. You might remember the name from CNBC and MSNBC. He had his own show, The Dylan Ratigan Show. We’ve got Mohsen Moazami, who was an executive with Cisco Systems for 15 years. Kate Walsh who is the Dean of the Cornell Hotel and Business School. Jim Wilkinson who was the [Chief of Staff[ to the Secretary of the Treasury, and Chief Communications Officer for PepsiCo and Alibaba and then Jeff Goldstein who was M&A for Interactiv Corp. Dieter Huckestein who was CEO of Hilton. These are just some of our amazing [pending] Board members that we have.

Angelo: Very impressive.

Tim: Taking that lesson, that’s what we went after: the best we could get.

Angelo: You sure did. I don’t believe you started HotelPlanner directly from college. You worked in finance on Wall St. There are some people, look at Mark Zuckerberg who went straight from not even completing college to starting their company. So everyone’s journey is going to be different, but in general, most people go through the experience of learning what it’s like to work inside a company where you’re not the boss or decision maker. You might simply be a cog in the wheel but that’s good I could argue from an experience perspective. Talk about your transition from your first job out of college. You were probably 24 when you launched HotelPlanner, so pretty soon after leaving college after your first or second job.

Tim: Right. As every good Cornellian does, banking in Manhattan is where you go. I did a stint for a bank called Commonwealth Associates that specializes in PIPEs, Private Interest in Public Equity. I was an analyst so I was looking at business plans all day long and then report to the Partners on my notes basically. That was my job. That prepared me for writing my own business plan and launching HotelPlanner. So it was valuable information. This little world came full circle. I left that world 18 years ago but it’s funny now PIPEs are what everyone is doing. We ironically didn’t do a PIPE. One of the only SPACs that didn’t, but that is what everyone else is doing. Back then in 2002 to 2003, they were considered rather rare and kind of exotic and now they’re very commonplace. It’s very interesting. I know a lot about that space. So that was valuable information both when I started to the stage we’re at right now.

Angelo: I think it’s really important, the early days of your company, no one learns how to lead in college, maybe indirectly as you become more active in student affairs and other things, but directly from learning lessons, I mean I could argue it’s historical, but for the most part, you need to be thrown into it and how do you hire people, how do you motivate them, how do you get the best out of them, what’s your empathy, your emotional intelligence, how do you reach them and get the best out of them so it’s good for them and they make more money and are satisfied, etc. In other words, how did you learn to lead?

Tim: Over a long time. It’s a skill set that takes a long time to refine. I think when your first get into a leadership position, you tend to want to raise your voice because ‘that’s what leaders do’ and they ‘talk like this’ and that’s what you saw in the movie. You saw the Braveheart speech or something like that and you think that that’s what it is, but that’s not real life obviously. I think a lot of leadership comes from leading by example. So if I work around the clock and I’m answering every call and quick to respond to every email, people will see that as an example and they will emulate that. That’s one of the big leadership [traits]. Along those lines, kindness goes a long way. People want to emulate kindness too. Helping anyway we can, helping wherever there is a need, going to the company as a family atmosphere. That’s part of leadership as well. Leadership through a crisis. That’s definitely has nothing to do with raising your voice. The complete opposite. We’ve navigated through two crises so far. We had the mortgage meltdown and now we have Covid and we pivoted out of both perfectly. Coming out of the mortgage meltdown, we only were doing group hotel bookings for one major OTA. By the end of the mortgage meltdown, because so much of our competition couldn’t keep up, we worked hard and grew nicely out of the crisis situation doing the group hotel bookings for all of the major OTAs after that one. In this case, we launched the gig economy travel agent platform which is a first of its kind. Gig economy is growing rapidly over $5B a year and growing at a rate of 20% year over year, is going through the gig economy. With this gig economy, it’s allowed us to hit record revenues in the first year out of Covid. So this year we’re going to exceed our forecast of 128.5M in net revenues which puts us over 38% growth rate above our revenues in 2019, which was a historic high for us. That all happened when we pivoted out of this crisis. That was all from the calmness. When you have that first call that I can remember like it was yesterday when it was in March of 2020 and looked like we had a good heads up because Covid had started to shut down the travel industry out here in Asia before it moved to Europe and then before it got to the U.S. So we were very prepared for what it would look like when the pandemic went global, but when we had that All Hands Employee call and said ‘this is going to be rough. We’re going to all have to band together to get through this.’ People understand that there was going to have to be salary cuts so we could keep as many people on board as possible, and of course that started with the executives that either took 50% off their salary or took no salary at all. And then of course, it was up to some of the executives to raise money personally out of their funds to lend to the company to help. I said to everybody, just like the last crisis, if we keep our heads and we lead through this, we will come out stronger on the other side. Because what typically happens in a crisis situation is that they lose their head, they panic, and then make missteps. There’s not business out there so there’s not point in trying. But hey, if we can get business in this environment, just imagine how well we do when the business comes back. From there, we convinced everybody there would be short term pain, work extra hard, but it will all be rewarded on the back end, and it has been. We’ve put together a great employee equity package from this IPO. We believe we’ve rewarded them just like promised. It’s been great to be able to make a promise and stick by it.

Angelo: Absolutely. You so perfectly beat me to my next question. The question was given to me, what were your biggest pivots. I thought it would’ve been that during the financial crisis, 4-5 years in, but the one that’s most obvious given your business and a Black Swan, the unknown unknowns, the bus you don’t see that gets you, one of my favorite sayings. That would’ve been Covid. Your industry took a big hit, you had to make sacrifices yourself financially, the executive team, the employees, and had to ride out probably a really rocky first 6-9 months, and like you said, pivot the model and look for things to be bigger and better than ever. As a lesson learned, and how valuable that pivot was because if you were so rigid, you and your Board and your employees, you would’ve kept them doing the same thing that might have worked pre-Covid but wouldn’t work effectively now, but you did make that pivot.

Tim: Correct. We needed to make that pivot. It goes toward asking questions like I was talking about before. Coming up with a lot of wrong answers before you find that one that makes sense. All this time during Covid, because group was decimated even more than individual travel was. Group was our core business going into Covid. And we had to just think, somebody out there is staying in hotels because hotels are open. So who is that customer and how do we get to them? And then our engineers went to work to try to solve that question by building some pretty sophisticated AI to put us in front of those customers. And then of course, the big billion dollar idea that came from asking that question was the gig economy travel agent reservation platform because we knew people would want to talk to locals because they’re the people who will have the most information on what’s going on on the ground in the area that’s related to where that person is traveling to. So that was just brilliant. Of course the AI ties into that because it’s connecting that customer who is going to with a reservationist who has the most information about that customer. That all has to happen in real time. That’s where that AI comes in. AI, I mean artificial intelligence obviously. That’s one of the things that unique to us. So I want to just continue to keep asking questions like that. We have so many talented people at the company. The answers that will come back will take us to the next level and there will be a HotelPlanner 6.0 that will be even more brilliant that our HotelPlanner 1.0 and 2.0.

Angelo: Going back to early on in the company, I think a lot of entrepreneurs and business owners sometimes greatly underestimate what the great Peter Drucker says much more eloquently than me but basically what comes down to: innovate, market and sell. I don’t know how but somehow selling has become a dirty word. If you’re not bringing in revenue to the company, you may have a very expensive and lofty and intellectual hobby, but you probably don’t have a company. You need to be able to drive revenue. As an entrepreneur, you should be able to do that at core, but you should hire people that are really really good at it. Talk a little bit about the importance of not getting caught up in the intellectual aspect, the morality of it. You damn well better drive sales or it ain’t going to work.

Tim: I can agree with that. I also believe a good product sells itself and good product is built on KISS: Keep It Simple Stupid. The best tech is intuitive. Anybody can use it. Base level. I’m not the first to say that that’s what Steve Jobs sought to do with all the products he was pushing out. That’s definitely part of the core of what our engineers try to do at HotelPlanner. One of the things that separates us out in the market when we’re trying to solve these travel tech problems that are more complex, the high touch with high automation, is make it so that a first time user doesn’t have to pick up the phone, or doesn’t have to go to a Frequently Asked Questions, it just works and takes them through the process and they’re done before they even knew they started. And of course, then they’re happy because they accomplished something that they thought was complex because we made it simple. That’s my best advice to any entrepreneur is to always look...Elon Musk says this too. The best part is the part you don’t need. He likes to break down to a molecular level. Every part. And then try to see what we can remove to make it simpler. If you don’t need that part, then there’s one less part that can break and one less thing that needs to be installed, which means less cost, and the cost of that item is removed too. So you’re simplifying everything. And that’s what we’ve done over and over and over with the iterations of our tech. We see other companies adding steps, we’re asking what step isn’t necessary, how can we make this shorter and simpler and save people time, in conjunction you’re saving money too. So the fast we can get them through a process and the more intuitive it is, and simpler it is, the more they enjoy it and they get to the good part which is talking about the experience, looking at how much money they’re saving and all those things that make people smile, not the frustrating tech questions.

Angelo: Absolutely. I do want to be respectful of time. I have a couple of questions. We’ll go round robin on them. I like to ask entrepreneurs, all success people, because I think we can all learn. It’s all different, I get it. But do you have a daily routine. You touched on it, getting up at 7am and having structure. Do you practice intermittent fasting, run, meditate, etc. Do you tend to follow somewhat of a structure like that.

Tim: Yes, I get up around 7am. Do the things you do in the morning to get ready. Immediately jump onto the phone, emails, catch up with what’s going on during the hours when I wasn’t awake. Having a global company, it’s a 24/7 job. As I said before, sometime around 11am, that’s when calls with the U.S. start to die down and then we start to work on Asia. Somewhere in there, I have an hour run in the middle of the day. Pure heat. It’s the best for meditation. Run for an hour between Noon and 1 or 1 and 2pm in Singapore, that definitely builds your tolerance for heat and humidity and endurance. So that’s my meditation time. The hour run every day. Then, get back and start to work on what’s going on in Europe. Around that time they’re waking up and getting to the office. Then of course, time for dinner, then after dinner it becomes either more busy as the east coast wakes up and then you start with investor calls and company calls and media calls.

Angelo: For sure. I did have in my list, but we already covered it but I think it’s important for people who are thinking about entrepreneurship to ask. One, how important is effectively, mentors and a Board of Directors. You did answer it. You have an amazing [pending] Board of Directors. And yet, an entrepreneur early on or a business owner, may need to be mindful what’s in it for them. That may be require some potential options or perks that could dilute, but if it has certain benchmarks, it might be worth it. Even for smaller business owners, like restaurant owners, it still helps to have a tribe of mentors, people who you respect and are looking to help you. Does it mean that you always listen to them? No, but you want to bounce ideas off them and hear their opinions. We did speak a little bit about the impact of Covid which was significant in your pivot there. I suppose I will ask you do you invest in earlier stage entrepreneurs and start ups, direct companies, and what do you look for in such an opportunity?

Tim: We try to buy early stage companies. We don’t typically become a minority shareholder because we can’t add a lot of value for that as much as other people can. We just don’t have the bandwidth to put a ton of effort and time on our side if we’re only going to have a small percentage of the company. That could change though. We’ll see if the right opportunity comes up, we could take a minority stake but for the most part, when looking at early start ups, we’d typically would just want to buy that company and help them grow. Obviously, still allow the entrepreneur to make a ton of gains within our company. Aggressive earnouts so they can still actualize over the years everything they wanted to achieve and money they wanted to make. Just within our company instead of us just having a small percentage owner with several other owners. That’s typically how we’ve done. Of course, we’ve acquired 7 different companies over the past 7 years. This is a 3-way merger so we’re not shy about putting deals together and we want to continue to do that.

Angelo: Starting a business now, how are things different now than when you launched 18 or so years ago, both from your experiences and like you said, investing and buying majority interest in earlier stage companies that are starting to take off. Is it still very much the same or have things changed?

Tim: They’re always changing. The early days, the travel tech community was small. Not many companies were publicly traded when we were starting. That changed when the big publicly traded companies became behemoths and then there was all this consolidation. Then there was a hiatus of any big M&A. A couple of deals here and there, but nothing compared to when there was a deal announced almost every other month in the later...a decade ago. I think we’ll see probably another round of heating up because history does repeat itself, where you’re getting...specially due to the SPAC boom because there’s a lot of travel tech companies that came out with us: CVENT, Inspirato, Vacasa, that are also going public right now through a SPAC. They’re going to want to grow and acquire. So this is another wave of new publicly traded companies that now have access to funds both through debt and equity and cash and can start sweeping up some companies to consolidate and grow. There’s a lot more names in the space than just the big two maybe you could say the big three if you add Trip.com to the list.

Angelo: Looking back 20 years ago, 9 out of the top 10 companies are no longer top 10 companies. The one that still is and was also I believe the latter part of the 20 years prior was Microsoft by the way. I think 20 years ago, Mark Zuckerberg, I might be a little off, was a senior in high school. And now Facebook is the 5th largest company now. In other words, things change. Some companies don’t adapt and pivot. Some do. Sometimes new entrants and business models can develop and be very successful. I’m thinking of crypto and blockchain. That’s going to be a big change over the next 20 years. Biotech, longevity. There are a variety of things that could make it to the top 20 that we don’t see coming. If they’re making it in, someone else is being kicked out. This goes back to pivoting and changing, the top ten will probably be very different than they are now.

Tim: Absolutely. It’s going to continue to change as new companies....I want to say there’s about 300 unicorns out there. All those unicorns, anything in the private equity market that’s valued over a billion dollars. Any one of those companies could be the top 10 tech company of the next decade or the decade after that. We have more innovation and more money chasing that innovation than ever before. With all that change constantly evolving, it’s guaranteed that it’s going to be changes to the top of that list in the next decade or two decades.

Angelo: For sure. I guess my final question, you spoke a little bit about it, but maybe concisely to wrap up for the final minute or two, do talk about the SPAC and the 3-way merger. Just for those who are new to finance, I have high school and college kids, please give a definition of what a SPAC is as well.

Tim: They call it a reverse merger where a publicly traded company buys shares of a private company and by buying those shares in that private company, they essentially take that company public. The big difference is the SPAC which stands Special Purpose Acquisition Company is a company made public specifically for that purpose. So all that company does is hold cash. So you have the founders of the SPAC who typically have investment backgrounds in a certain vertical that knows about specific industry. They make it clear to the public what industry they’re going to be going after for target companies. That’s where their credibility comes from on that. It’s a very interesting process because the original investors in the SPAC, some people think that’s odd that people are putting their money in and they don’t know what they’re going to buy, but what people don’t understand is that there is a vote before the whole thing goes public. They call that the De-SPAC. Once the SPAC has signed the merger agreement with the operation company, they make it clear to the public that this is their target company, the one that will be going public and existing once the SPAC process is done. The final stage is the shareholders in the SPAC, the people who put up the money, get to vote whether they want to keep their money in and approve the deal moving forward, or take their cash out and of course the deal doesn’t move forward. So there is a lot of checks and balances. People don’t understand that it’s not like money is just out there and there’s crazy guys that talk and boom, there’s a company that’s public. No, it very much works like a traditional IPO but a bit faster because the SPAC has done a lot of the paperwork and all of the heavy lifting of getting public before they even start talking to an operations company. So that’s where an operations company, instead of it taking a year and a half to two years to get public, they can take 6 months to a year because the SPAC has done a lot of that paperwork beforehand. In terms of the traditional IPO where a bank will then represent an operation company and then go out on a road show and find investors and raise the 20, 30% of the float, what they’re taking public before the official ring the bell IPO day, that just happens in the reverse. Those road show investors already exist with the SPAC. The SPAC merges with you and then it’s your job at the operations company to convince those pre-existing shareholders that they want to be invested in you. It’s the same process it’s just reversed. Interesting, right?

Angelo: Very interesting. I love it. Well, it’s been a great pleasure to have on Timothy Hentschel. By the way that’s spelled H-E-N-T-S-C-H-E-L, Co-Founder and CEO of HotelPlanner and Meetings.com. Really great to learn about entrepreneurship from his experience and what his company is doing. How they pivoted, especially in that kind of business during Covid, and what you’re doing in terms of the SPAC. Timothy, it was great to have you one. I look forward one day to meet you. Perhaps, I would love to go to Singapore. Perhaps that will be on the docket. And I’m in Palm Beach quite a bit. So who knows what the future holds.

Tim: That would be great. Would love to have you at our charitable event in South Beach too. That would be great. Or if you come out to Singapore, for sure we can meet up. Thank you Angelo. Great time.

Angelo: Thanks. It’s been a pleasure. I’ll give a brief close. Other than that, thank you all for being a participant today. Everyone, I’m Angelo Robles. I’m the host of the Angelo Robles podcast. We’re a family office on YouTube you’ll find and a fair number of my interviews may be on there. So hopefully you’ll have a chance to view those. I’m active on social media. To show my great interest in crypto, on Instagram I’m Angelo Robles meta. I’m a big believer in the metaverse. I’ve already mentioned YouTube, LinkedIn, Twitter. It’s usually my name or simply @FamilyOffice. You’ll find it. Family Office Association.com. Look at membership. We’re very active with entrepreneurs, investors, family offices, I’m sure I’ve been doing this a long time, that there is value provided from that perspective, but I like to give back as well. These interviews are great. Thank you again so much Tim and look forward to all of you having a great holiday season and seeing you all next time. Thank you so much. Thank you for your time.

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